Exhibit 99.1

Press Release

Media Relations Contact:

Eric DeRitis (408) 658-1561

eric.deritis@seagate.com

SEAGATE

SEAGATE TECHNOLOGY REPORTS FISCAL SECOND QUARTER 2016 FINANCIAL RESULTS

CUPERTINO, CA — January 29, 2016 — Seagate Technology plc (NASDAQ: STX) (the “Company” or “Seagate”) today reported financial results for the second quarter of fiscal year 2016 ended January 1, 2016.  For the second quarter, the Company reported revenue of approximately $3.0 billion, gross margin of 24.8%, net income of $165 million and diluted earnings per share of $0.55. On a non-GAAP basis, which excludes the net impact of certain items, Seagate reported gross margin of 25.6%, net income of $246 million and diluted earnings per share of $0.82. For a detailed reconciliation of GAAP to non-GAAP results, see the accompanying financial tables.

During the second quarter, the Company generated approximately $382 million in operating cash flow, paid cash dividends of $188 million and repurchased approximately 2.9 million ordinary shares for $107 million. There were 296 million ordinary shares issued and outstanding as of the end of the quarter.  Cash, cash equivalents and short-term investments totaled approximately $1.3 billion at the end of the quarter.

“Our results this quarter reflect the achievement of many of our operational goals, including improved profitability in our product portfolio and effective cost controls,” said Steve Luczo, Seagate’s chairman and chief executive officer.  “Seagate sits in a favorable position as a leading storage solutions provider and we continue to believe that the long-term prospects for storage growth are strong.  We are confident we have the right strategy and portfolio to continue delivering market-leading value to customers and generating strong returns for our investors through financial discipline.”

Seagate has issued a Supplemental Financial Information document, which is available on Seagate’s Investors website at www.seagate.com/investors.

Quarterly Cash Dividend

The Company’s Board has approved a quarterly cash dividend of $0.63 per share, which will be payable on February 23, 2016 to shareholders of record as of the close of business on February 9, 2016.  The payment of any future quarterly dividends will be at the discretion of the Board and will be dependent upon Seagate’s financial position, results of operations, available cash, cash flow, capital requirements and other factors deemed relevant by the Board.

Investor Communications

Seagate management will hold a public webcast today at 6:00 a.m. Pacific Time that can be accessed on its Investors website at www.seagate.com/investors.  During today’s webcast, the Company will provide an outlook for its third fiscal quarter of 2016 including key underlying assumptions.

Replay

A replay will be available beginning today at approximately 9:00 a.m. Pacific Time at http://www.seagate.com/investors.

About Seagate

To learn more about the company’s products and services, visit www.seagate.com and follow us on Twitter, Facebook, LinkedIn, Spiceworks, YouTube and subscribe to our blog.  The contents of our website and social media channels are not a part of this release.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended, including, in particular, statements about our plans, strategies and prospects and estimates of industry growth for the fiscal quarter ending April 1, 2016 and the fiscal year ending July 1, 2016 and beyond as well as our plans with respect to future dividend payments. These statements identify prospective information and may include words such as “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects” and similar expressions. These forward-looking statements are based on information available to the Company as of the date of this press release and are based on management’s current views and assumptions. These forward-looking statements are conditioned upon and also involve a number of known and unknown risks, uncertainties, and other factors that could cause actual results, performance or events to differ materially from those anticipated by these forward-looking statements. Such risks, uncertainties, and other factors may be beyond the Company’s control and may pose a risk to the Company’s operating and financial condition. Such risks and uncertainties include, but are not limited to: the uncertainty in global economic conditions; the impact of the variable demand and adverse pricing environment for disk drives, particularly in view of current business and economic conditions; the Company’s ability to successfully qualify, manufacture and sell its disk drive products in increasing volumes on a cost-effective basis and with acceptable quality, particularly the new disk drive products with lower cost structures; the impact of competitive product announcements; currency fluctuations that may impact the Company’s margins and international sales; possible excess industry supply with respect to particular disk drive products; disruptions to our supply chain or production capabilities; unexpected advances in competing technologies; the development and introduction of products based on new technologies and expansion into new data storage markets; and the Company’s ability to achieve projected cost savings in connection with restructuring plans and fluctuations in interest rates. Information concerning risks, uncertainties and other factors that could cause results to differ materially from the expectations described in this press release is contained in the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on August 11, 2015, the “Risk Factors” section of which is incorporated into this press release by reference, and other documents filed with or furnished to the Securities and Exchange Commission. These forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date and the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

The inclusion of Seagate’s website address in this press release is intended to be an inactive textual reference only and not an active hyperlink. The information contained in, or that can be accessed through, Seagate’s website is not part of this press release.

SEAGATE TECHNOLOGY PLC

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	January 1, 2016	July 3, 2015 (a)
ASSETS
Current assets:
Cash and cash equivalents	$1,258	$2,479
Short-term investments	6	6
Accounts receivable, net	1,398	1,735
Inventories	1,046	993
Deferred income taxes	—	122
Other current assets	223	233
Total current assets	3,931	5,568
Property, equipment and leasehold improvements, net	2,230	2,278
Goodwill	1,238	874
Other intangible assets, net	535	370
Deferred income taxes	617	496
Other assets, net	245	259
Total Assets	$8,796	$9,845
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$1,759	$1,540
Accrued employee compensation	175	256
Accrued warranty	119	135
Accrued expenses	486	412
Total current liabilities	2,539	2,343
Long-term accrued warranty	104	113
Long-term accrued income taxes	27	33
Other non-current liabilities	165	183
Long-term debt	4,140	4,155
Total Liabilities	6,975	6,827

Equity:
Total Equity	1,821	3,018
Total Liabilities and Equity	$8,796	$9,845

(a) The information as of July 3, 2015 was derived from the Company’s audited Consolidated Balance Sheet as of July 3, 2015.

SEAGATE TECHNOLOGY PLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share data)

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	January 1, 2016	January 2, 2015	January 1, 2016	January 2, 2015
Revenue	$2,986	$3,696	$5,911	$7,481

Cost of revenue	2,245	2,669	4,482	5,403
Product development	304	341	632	683
Marketing and administrative	160	218	341	434
Amortization of intangibles	31	32	65	62
Restructuring and other, net	17	3	76	10
Gain on arbitration award, net	—	(620)	—	(620)
Total operating expenses	2,757	2,643	5,596	5,972

Income from operations	229	1,053	315	1,509

Interest income	1	1	2	3
Interest expense	(48)	(50)	(95)	(104)
Other, net	(2)	122	(11)	109
Other (expense) income, net	(49)	73	(104)	8

Income before income taxes	180	1,126	211	1,517
Provision for income taxes	15	193	13	203
Net income	$165	$933	$198	$1,314

Net income per share:
Basic	$0.55	$2.84	$0.66	$4.02
Diluted	0.55	2.78	0.65	3.91
Number of shares used in per share calculations:
Basic	299	328	301	327
Diluted	301	336	304	336

Cash dividends declared per ordinary share	$0.63	$0.54	$1.17	$0.97

SEAGATE TECHNOLOGY PLC

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	For the Six Months Ended
	January 1, 2016	January 2, 2015
OPERATING ACTIVITIES
Net income	$198	$1,314
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	417	426
Share-based compensation	65	73
Deferred income taxes	—	(4)
Loss on redemption and repurchase of debt	—	52
Other non-cash operating activities, net	11	3
Changes in operating assets and liabilities:
Accounts receivable, net	384	(99)
Inventories	(32)	(107)
Accounts payable	257	209
Accrued employee compensation	(87)	(24)
Accrued expenses, income taxes and warranty	(5)	167
Vendor non-trade receivables	10	28
Other assets and liabilities	(12)	7
Net cash provided by operating activities	1,206	2,045
INVESTING ACTIVITIES
Acquisition of property, equipment and leasehold improvements	(346)	(387)
Purchases of short-term investments	—	(5)
Sales of short-term investments	—	4
Maturities of short-term investments	—	19
Cash used in acquisition of business, net of cash acquired	(634)	(450)
Other investing activities, net	—	(34)
Net cash used in investing activities	(980)	(853)
FINANCING ACTIVITIES
Redemption and repurchase of debt	(15)	(535)
Net proceeds from issuance of long-term debt	—	498
Taxes paid related to net share settlement of equity awards	(54)	—
Repurchases of ordinary shares	(1,061)	(201)
Dividends to shareholders	(351)	(317)
Proceeds from issuance of ordinary shares under employee stock plans	41	49
Other financing activities, net	(4)	(12)
Net cash used in financing activities	(1,444)	(518)
Effect of foreign currency exchange rate changes on cash and cash equivalents	(3)	(12)
(Decrease) increase in cash and cash equivalents	(1,221)	662
Cash and cash equivalents at the beginning of the period	2,479	2,634
Cash and cash equivalents at the end of the period	$1,258	$3,296

Use of non-GAAP financial information

To supplement the condensed consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), the Company provides non-GAAP measures of net income, diluted net income per share, gross margin, gross margin as a percentage of revenue, operating margin, operating expenses, and operating income which are adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP financial measures are provided to enhance the user’s overall understanding of the Company’s current financial performance and our prospects for the future. Specifically, the Company believes non-GAAP results provide useful information to both management and investors as these non-GAAP results exclude certain expenses, gains and losses that we believe are not indicative of our core operating results and because it is consistent with the financial models and estimates published by financial analysts who follow the Company.

These non-GAAP results are some of the primary measurements management uses to assess the Company’s performance, allocate resources and plan for future periods. Reported non-GAAP results should only be considered as supplemental to results prepared in accordance with GAAP, and not considered as a substitute for, or superior to, GAAP results. These non-GAAP measures may differ from the non-GAAP measures reported by other companies in our industry.

SEAGATE TECHNOLOGY PLC

ADJUSTMENTS TO GAAP NET INCOME AND DILUTED NET INCOME PER SHARE

(In millions, except per share amounts)

(Unaudited)

		For the Three Months Ended January 1, 2016	For the Six Months Ended January 1, 2016
GAAP net income		$165	$198
Non-GAAP adjustments:
Revenue	(A)	(1)	1
Cost of revenue	(B)	23	40
Product development	(C)	3	9
Marketing and administrative	(D)	10	14
Amortization of intangibles	(E)	29	62
Restructuring and other, net	(F)	17	76
Other expense, net	(G)	—	10
Non-GAAP net income		$246	$410

Diluted net income per share:
GAAP		$0.55	$0.65
Non-GAAP		$0.82	$1.35

Shares used in diluted net income per share calculation		301	304

(A) For the three and six months ended January 1, 2016, Revenue has been adjusted on a non-GAAP basis for changes in the sales return provision for certain products that will be discontinued.

(B) For the three and six months ended January 1, 2016, Cost of revenue has been adjusted on a non-GAAP basis to exclude amortization of intangibles associated with acquisitions, and write off of certain fixed assets and discontinued inventory.

(C) For the three and six months ended January 1, 2016, Product development expenses have been adjusted on a non-GAAP basis to exclude the impact of integration costs associated with acquisitions.

(D) For the three and six months ended January 1, 2016, Marketing and administrative expenses have been adjusted on a non-GAAP basis to exclude the write off of certain fixed assets and the impact of integration costs associated with acquisitions.

(E) For the three and six months ended January 1, 2016, Amortization of intangibles primarily related to our acquisitions has been excluded on a non-GAAP basis.

(F) For the three and six months ended January 1, 2016, Restructuring and other net, primarily related to a reduction in our work force as a result of our ongoing focus on cost efficiencies in all areas of our business, has been excluded on a non-GAAP basis.

(G) For the six months ended January 1, 2016, Other expense, net has been adjusted on a non-GAAP basis to exclude the impairment of a certain strategic investment.